EXHIBIT 12.1
                     TRITON ENERGY LIMITED AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)



                                                                                                                    SEVEN MONTHS
                                                   THREE MONTHS ENDING                                                 ENDING
                                                        MARCH 31,                 YEAR ENDING DECEMBER 31,            DEC. 31,
                                                   ------------------  -------------------------------------------
                                                     1999      1998       1998       1997        1996      1995        1994
                                                   --------  --------  ----------  ---------  ---------  ---------  ----------
Fixed  charges,  as  defined
Interest charges                                   $ 9,740   $12,546   $  50,253   $ 50,625   $ 43,884   $ 41,305   $  20,285
Preferred dividend requirements of
  subsidiaries adjusted to pre-tax basis               ---       ---         ---        ---        ---        ---         ---
                                                   --------  --------  ----------  ---------  ---------  ---------  ----------

Total fixed charges                                $ 9,740   $12,546   $  50,253   $ 50,625   $ 43,884   $ 41,305   $  20,285
                                                   ========  ========  ==========  =========  =========  =========  ==========

Earnings, as defined (2):
Earnings (loss) from continuing operations
  before income taxes, minority interest and
  extraordinary item                               $ 6,186   $48,008   $(238,609)  $ 16,896   $ 20,945   $ 16,600   $ (22,834)
Fixed charges, above                                 9,740    12,546      50,253     50,625     43,884     41,305      20,285
Less interest capitalized                           (3,390)   (7,137)    (23,215)   (25,818)   (27,102)   (16,211)    (11,833)
Plus undistributed (earnings) loss of affiliates       ---       ---         ---        ---       (118)     2,249       4,102
Less preferred dividend requirements of
  subsidiaries adjusted to pre-tax basis               ---       ---         ---        ---        ---        ---         ---
                                                   --------  --------  ----------  ---------  ---------  ---------  ----------

                                                   $12,536   $53,417   $(211,571)  $ 41,703   $ 37,609   $ 43,943   $ (10,280)
                                                   ========  ========  ==========  =========  =========  =========  ==========

RATIO OF EARNINGS TO FIXED CHARGES (1) (2)             1.3       4.3         ---        0.8        0.9        1.1         ---
                                                   ========  ========  ==========  =========  =========  =========  ==========





                                                     YEAR
                                                    ENDING
                                                    MAY 31,
                                                      1994
Fixed  charges,  as  defined                       ----------
Interest charges                                   $  26,951
Preferred dividend requirements of
  subsidiaries adjusted to pre-tax basis                 364
                                                   ----------

Total fixed charges                                $  27,315
                                                   ==========

Earnings, as defined (2):
Earnings (loss) from continuing operations
  before income taxes, minority interest and
  extraordinary item                               $ (23,104)
Fixed charges, above                                  27,315
Less interest capitalized                            (16,863)
Plus undistributed (earnings) loss of affiliates        (645)
Less preferred dividend requirements of
  subsidiaries adjusted to pre-tax basis                (364)
                                                   ----------

                                                   $ (13,661)
                                                   ==========

RATIO OF EARNINGS TO FIXED CHARGES (1) (2)               ---
                                                   ==========

____________________


(1) Earnings were inadequate to cover fixed charges for the years ended December 31, 1998, 1997 and 1996 by $261,824,000, $8,922,000 and $6,275,000,
respectively, for the seven months ended December 31, 1994 by $30,565,000 and for the year ended May 31, 1994 by $40,976,000.

(2) Earnings reflect nonrecurring writedowns and loss provisions of $1,220,000 for the three months ended March 31, 1999, $348,064,000, $46,153,000 and $1,058,000 for the years ended December 31, 1998, 1996 and 1995, respectively, $984,000 for the seven months ended December 31, 1994 and $45,754,000 for the year ended May 31, 1994, respectively. Nonrecurring gains from the sale of assets and other gains aggregated $50,227,000 for the three months ended March 31, 1998, $125,617,000, $6,253,000, $22,189,000, $13,617,000
and $56,193,000 for the years ended December 31, 1998, 1997, 1996 and 1995 and May 31, 1994, respectively. The ratio of earnings to fixed charges if adjusted to remove nonrecurring items, would have been 1.4 and 0.3 for the three months ended March 31, 1999 and 1998, respectively, 0.2, 0.7, 1.4 and 0.8 for the years ended December 31, 1998, 1997, 1996 and 1995, respectively. Without nonrecurring items, earnings would have been inadequate to cover fixed charges for the three months ended March 31, 1998 by $9,356,000, for the years ended December 31, 1998, 1997 and 1995 by $39,377,000, $15,175,000 and $9,921,000,
respectively, for the seven months ended December 31, 1994 by $29,581,000 and for the year ended May 31, 1994 by $51,415,000.